For more information, contact:
E.R. "Skip"Autry Chief Financial Officer TriMas Corporation (248) 631-5496

MEDIA RELEASE

TRIMAS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS

BLOOMFIELD HILLS, MICH. – March 9, 2005 – TriMas Corporation today announced its financial results for the three months ended December 31, 2004. Compared to the prior year fourth quarter period, sales increased 20.7% to $243.0 million from $201.3 million, while the operating loss declined to $9.6 million from $14.3 million in the fourth quarter 2003. The net loss for the fourth quarter was $15.5 million versus $26.2 million in the year ago period or a diluted loss per share of $0.78 compared to $1.31.

Full Year 2004 Highlights

•	Sales increased 15.4 % in 2004 to $1,045.2 million from $905.4 million in 2003 due to strong demand in all business segments. The year over year sales increase was 11.7% when adjusted for steel price increases recovered from customers.

•	Operating income increased $33.7 million to $62.4 million from $28.7 million in 2003, which included a net loss on sale-leaseback transactions of $18.2 million.

•	The reported net loss of $2.2 million represented a $28.7 million improvement over the net loss reported of $30.9 million in 2003.

•	The Company completed its multi-year restructuring and integration activities and is now well-positioned to focus on profitability and cash flow generation.

Fourth Quarter Highlights

•	The Company's fourth quarter net sales increased 20.7% to $243.0 million, from $201.3 million for the three months ended December 31, 2003. Excluding the impact of steel price increases recovered from customers, sales increased 14.8% compared to the prior year's fourth quarter, as each of the Company's business segments regained year-over-year sales momentum. After adjusting for steel price increases, sales at Rieke Packaging Systems increased 12.5%, at Cequent Transportation Accessories 19.5%, at Fastening Systems 9.0%, and at Industrial Specialties 12.5%, when compared to the fourth quarter a year ago.

•	As highlighted in the Fourth Quarter Financial Summary, the operating loss improved $4.7 million as compared to the same period a year ago. For the fourth quarter 2004, the operating loss reported included $10.7 million in asset impairment charges due to the completed relocation of operations and shutdown of redundant facilities and equipment in our Fastening Systems (Lakewood, OH) and Industrial Specialties (Netcong, NJ) segments. Further, the Company also recorded $4.5 million in non-cash charges in the quarter related to impairment of customer relationship intangibles as the Company no longer maintains a sales relationship with certain customers. This compares with a similar non-cash charge of $18.6 million recorded in the fourth quarter 2003 related to impairment of customer relationship intangibles ($11.0 million) and goodwill ($7.6 million). In the fourth quarter 2004, the Company increased its reserves for asbestos litigation defense costs by $2.7 million and also expensed $1.1 million of costs previously deferred related to its proposed offering of equity securities because the offering had been delayed in excess of 90 days.

•	The Company incurred a net loss of $15.5 million, or $0.78 per share compared to a net loss per share of $1.31 in the fourth quarter 2003.

•	The Company spent $2.1 million during the quarter in consolidation, restructuring and integration efforts, principally in its Fastening Systems and Industrial Specialties segments.

"The fourth quarter represented solid year-over-year growth in both sales and operational earnings. The fundamentals within TriMas are very strong; we have completed our multi-year restructuring initiatives, implemented customer pricing strategies to maximize recovery of steel cost increases and have aligned our cost structure consistent with expected customer demand levels. Our sales momentum evidenced across all of our business segments during 2004 is expected to continue into 2005 and is further evidence of our renewed focus on product development and market share attainment. We expect the continuation of year-over-year earnings growth and increased cash flow generation as we enter 2005," said Grant Beard, TriMas President and CEO.

Fourth Quarter Financial Summary

(unaudited - in millions, except per share amounts)	For the Quarter Ended December 31
	2004	2003	% Change
Sales	$243.0	$201.3	20.7%
Operating loss	$(9.6)	$(14.3)	32.8%
Net loss	$(15.5)	$(26.2)	40.5%
Loss per share	$(0.78)	$(1.31)	40.5%
Other Data:
- Depreciation and amortization, as reported	$13.9	$20.7	(32.6%)
Customer intangible adjustments	(4.5)	(11.0)
	$9.4	$9.7	(2.3%)
- Interest expense	$(17.6)	$(15.7)	12.1%
- Other income (expense), net	$(0.5)	$0.2	17.1%
- Income tax benefit	$12.1	$3.6	N/A
- Impairments and Other Charges:
•Asset impairment	$10.7	$-
•Customer intangible adjustments	4.5	11.0
•Goodwill impairment	-	7.6
•Asbestos litigation defense costs	2.7	-
•Equity offering costs	1.1	-
•Legacy stock expense	-	1.1

Segment Results

Rieke Packaging Systems

Rieke's 2004 fourth quarter sales of $31.1 million increased 15.2% compared to the year ago period (12.5% excluding the impact of steel recovery). Operating profit increased to $5.9 million during the quarter ended December 31, 2004 from $3.4 million in fourth quarter 2003, due to the continued ramp-up and growth in sales of new products as well as improved core product sales. In the fourth quarter of 2003, a $1.2 million non-cash charge was recorded related to customer intangibles. Rieke launched another new pump dispensing product during the quarter and expects to realize continued increasing sales from both recent and further anticipated new product launches during the first half of 2005.

Cequent Transportation Accessories

Cequent's 2004 fourth quarter sales of $106.1 million represented an increase of 26.1% compared to the prior year period. Even after adjusting for steel surcharges recovered from customers, sales increased a solid 19.5% compared with the fourth quarter 2003. Operating profit increased to $2.2 million from $1.0 million a year ago as cost initiatives implemented late during the third quarter of 2004 quickly impacted operating profitability.

Industrial Specialties Group

Sales of the Industrial Specialties group increased $9.6 million or 17.4% to $64.6 million, during the fourth quarter 2004 as the group's six businesses continued to experience strong demand as compared to the fourth quarter a year ago. Adjusting for the impact of steel cost increases recovered from customers, sales increased 12.5% compared to the prior year's quarter. The group's operating profit in the fourth quarter 2004 was $0.2 million after consideration of a non-cash asset impairment charge of $2.3 million, increased legal expenses of $2.7 million related to asbestos litigation defense costs and $0.7 million due to the completion of Compac's move to the Hackettstown, NJ plant during the quarter. The operating loss of $4.1 million in the fourth quarter of 2003 reflected a $7.6 million non-cash charge associated with goodwill impairment and a $2.5 million non-cash charge related to customer intangibles.

Fastening Systems Group

Sales of the Fastening Systems group in fourth quarter 2004 increased 17.0% (9.0% after adjusting for steel price increases recovered from customers) as compared to the fourth quarter 2003, increasing to $41.2 million from $35.2 million. The group reported an overall operating loss for the 2004 quarter of $11.6 million, as compared to an operating loss of $7.9 million in the fourth quarter 2003. The current quarter's operating loss included non-cash charges totaling $12.2 million related to impairment of assets ($8.3 million) and customer relationship intangible assets ($3.9 million). In the fourth quarter of 2003, a $5.4 million non-cash charge was recorded related to the impairment of customer relationship intangible assets.

Financial Position

TriMas ended the year with total assets of $1,522.2 million, debt of $738.0 million and $48.0 million outstanding under its receivables securitization facility. Net cash provided by operating activities for the years ended December 31, 2004 and 2003 was $42.6 million and $41.4 million, respectively.

Conference Call

TriMas will broadcast its fourth quarter earnings conference call on Wednesday, March 9, 2005 at 11:00 a.m. EST. President and Chief Executive Officer Grant Beard and Chief Financial Officer E.R. "Skip" Autry will discuss the Company's recent financial performance and respond to questions from the investment community.

To participate by phone, please dial: (800) 430-4415. Callers should ask to be connected to the TriMas fourth quarter conference call (reservation number 21233705). If you are unable to participate during the live teleconference, a replay of the conference call will be available beginning March 9th at 2:00 p.m. EST through March 16th at 2:00 p.m. EST. To access the replay, please dial: (800) 633-8284 and use reservation number 21233705.

Cautionary Notice Regarding Forward-Looking Statements

This release contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include: certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could," or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for these views. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak to conditions only as of the date of this release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, as well as our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

TriMas Corporation
Balance Sheet
December 31, 2004 and 2003
(unaudited - dollars in thousands)

	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$3,090	$6,780
Receivables	93,390	118,970
Inventories	180,040	124,090
Deferred income taxes	17,530	10,900
Prepaid expenses and other current assets	8,450	8,440
Total current assets	302,500	269,180
Property and equipment, net	198,610	187,420
Goodwill	657,980	658,900
Other intangibles, net	304,910	322,750
Other assets	58,200	61,780
Total assets	$1,522,200	$1,500,030
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities, long-term debt	$2,990	$10,920
Accounts payable	135,230	94,130
Accrued liabilities	68,180	75,100
Due to Metaldyne	2,650	4,400
Total current liabilities	209,050	184,550
Long-term debt	735,030	725,060
Deferred income taxes	133,540	149,030
Other long-term liabilities	35,160	37,770
Due to Metaldyne	4,260	6,960
Total liabilities	1,117,040	1,103,370
Commitments and contingencies
Preferred stock $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None	—	—
Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding 20,010,000 shares	200	200
Paid-in capital	399,450	399,870
Retained deficit	(40,430)	(38,240)
Accumulated other comprehensive income	45,940	34,830
Total shareholders' equity	405,160	396,660
Total liabilities and shareholders' equity	$1,522,200	$1,500,030

TriMas Corporation
Statement of Operations
For the Three Months and Years Ended December 31, 2004 and 2003
(unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net sales	$242,950	$201,290	$1,045,160	$905,400
Cost of sales	(191,620)	(153,730)	(793,750)	(673,430)
Gross profit	51,330	47,560	251,410	231,970
Selling, general and administrative expenses	(49,360)	(52,330)	(177,610)	(175,520)
Loss on dispositions of property and equipment	(910)	(1,900)	(790)	(20,110)
Impairment of assets	(10,650)	—	(10,650)	—
Impairment of goodwill	—	(7,600)	—	(7,600)
Operating profit (loss)	(9,590)	(14,270)	62,360	28,740
Other income (expense), net:
Interest expense	(17,630)	(15,670)	(67,650)	(64,780)
Other income (expense)	(450)	230	(1,190)	(480)
Other expense, net	(18,080)	(15,440)	(68,840)	(65,260)
Loss before income tax (expense) benefit	(27,670)	(29,710)	(6,480)	(36,520)
Income tax benefit	12,130	3,550	4,290	5,590
Net loss	$(15,540)	$(26,160)	$(2,190)	$(30,930)
Basic loss per share:
Net loss attributable to common stock	$(0.78)	$(1.31)	$(0.11)	$(1.54)
Weighted average common shares	20,010,000	20,010,000	20,010,000	20,047,090
Diluted loss per share:
Net loss attributable to common stock	$(0.78)	$(1.31)	$(0.11)	$(1.54)
Weighted average common shares	20,010,000	20,010,000	20,010,000	20,047,090

TriMas Corporation
Company and Business Segment Financial Information
For the Three Months and Year Ended
December 31, 2004 and 2003

(unaudited - in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Rieke Packaging Systems
Net sales	$31,060	$26,960	$129,220	$119,100
Operating profit	$5,870	$3,440	$29,970	$25,300
Cequent Transportation Accessories
Net sales	$106,090	$84,100	$511,300	$427,410
Operating profit	$2,220	$950	$51,610	$37,370
Industrial Specialties Group
Net sales	$64,620	$55,040	$248,680	$217,890
Operating profit (loss)	$160	$(4,090)	$20,200	$7,460
Fastening Systems
Net sales	$41,180	$35,190	$155,960	$141,000
Operating loss	$(11,620)	$(7,860)	$(17,420)	$(16,010)
Total Company
Net sales	$242,950	$201,290	$1,045,160	$905,400
Operating profit (loss)	$(9,590)	$(14,270)	$62,360	$28,740
Corporate expenses and management fee	$(6,220)	$(5,580)	$(22,000)	$(20,550)
Other Data:
- Depreciation and amortization, as reported	$13,920	$20,650	$44,510	$54,850
Customer intangible adjustments	$(4,490)	$(11,000)	$(4,490)	$(11,000)
	$9,430	$9,650	$40,020	$43,850
- Interest expense	$(17,630)	$(15,670)	$(67,650)	$(64,780)
- Other income (expense), net	$(450)	$230	$(1,190)	$(480)
- Income tax benefit	$12,130	$3,550	$4,290	$5,590
- Impairments and Other Charges:
• Asset impairment	$10,650	$-	$10,650	$-
• Customer intangible adjustments	4,490	11,000	4,490	11,000
• Goodwill impairment	-	7,600	-	7,600
• Loss on sale-leaseback of property & equipment	-	-	-	18,200
• Asbestos litigation defense costs	2,700	-	2,700	-
• Equity offering costs	1,140	-	1,140	-
• Legacy stock expense	-	1,130	-	4,830

About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems, and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.